PROSPECTUS Dated November 14, 2005                                                          Pricing Supplement No. 32 to
PROSPECTUS SUPPLEMENT                                                              Registration Statement No. 333-129243
Dated November 14, 2005                                                                           Dated January 12, 2006
                                                                                                          Rule 424(b)(2)
                                                       $4,045,000
                                                     Morgan Stanley
                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                   -------------------
                                        Equity-Linked Notes due January 10, 2008
                                     Based on the Value of a Basket of Three Indices

Unlike ordinary debt securities, the notes do not pay interest and do not guarantee full return of principal at maturity. Instead, the notes will pay at maturity, for each $1,000 principal amount of notes, $950 plus a supplemental redemption amount, if any, based on the increase, if any, in the value of a basket of three indices composed of the Dow
Jones EURO STOXX 50(SM) Index, the TOPIX(R) Index and The Bank of New York Emerging Markets 50 ADR Index, each of which we refer to as a basket index and collectively we refer to as the basket indices, as determined on January 8, 2008, which we refer to as the determination date. In no event, however, will the payment at maturity be less than $950, which we refer to as the minimum payment amount.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    The minimum payment amount for each note at maturity is $950.

o    At maturity, you will receive, for each $1,000 principal amount of notes, the minimum payment amount plus a supplemental redemption amount, if any, equal to the product of (i) $1,000 times (ii) the percentage, if any, by which the final basket value exceeds the initial basket value times (iii) the participation rate, which is equal to
     110%.

     o    The initial basket value is equal to the sum of (i) the closing value of the Dow Jones EURO STOXX 50 Index times the Dow Jones EURO STOXX 50 Index multiplier, (ii) the closing value of the TOPIX Index times the TOPIX
          Index multiplier and (iii) the closing value of The Bank of New York Emerging Markets 50 ADR Index times The
          Bank of New York Emerging Markets 50 ADR Index multiplier, each as determined on January 12, 2006, the day we priced the notes for initial sale to the public. The basket is weighted among the basket indices as described in this pricing supplement and the initial basket value is 1,000. The fractional value of each of the basket indices included in the basket was determined by a multiplier, as set forth in this pricing supplement, based on the weightings and closing values of each of the basket indices each as determined on January 12, 2006, the day we priced the notes for initial sale to the public.

     o    The basket closing value on the determination date will equal the sum of (i) the closing value of the Dow
          Jones EURO STOXX 50 Index on the determination date times the Dow Jones EURO STOXX 50 Index multiplier, (ii)
          the closing value of the TOPIX Index on the determination date times the TOPIX Index multiplier and (iii) the closing value of The Bank of New York Emerging Markets 50 ADR Index on the determination date times The Bank of New York Emerging Markets 50 ADR Index multiplier.

o    If the final basket value is less than or equal to the initial basket value, you will receive only the minimum payment amount of $950 and will not receive any supplemental redemption amount. The return of only the minimum payment amount will result in a loss on your investment in the notes.

o    Investing in the notes is not equivalent to investing in the basket indices or their component stocks.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61747Y543.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-9.

                                                    ----------------
                                                       PRICE 100%
                                                    ----------------

                                                                  Price to             Agent's         Proceeds to
                                                                   Public          Commissions(1)        Company
                                                                -------------      --------------      -------------
Per note.................................................          100.00%              1.25%             98.75%
Total....................................................       $4,045,000.00        $50,562.50        $3,994,437.50

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                 MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                                                          PS-2
========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of the Dow Jones EURO STOXX 50(SM) Index, the TOPIX(R) Index and The Bank of New York Emerging Markets 50
ADR Index. These notes combine features of debt and equity by offering at maturity repayment of 95% of the issue price with the opportunity to participate in the upside potential of the underlying index basket.

     "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use by
Morgan Stanley. Topix(R) and Topix Index(R) are trademarks of the Tokyo Stock Exchange and have been licensed for use by
Morgan Stanley. "The Bank of New York Emerging Markets 50 ADR Index" is a service mark of The Bank of New York and has been licensed for use for certain purposes by Morgan Stanley.

Each note costs $1,000             We, Morgan Stanley, are offering you Equity-Linked Notes due January 10, 2008, Based on the Value of a Basket of Three Indices, which we refer to as the notes. The principal amount and issue price of each note is $1,000.

                                   The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.
                                   The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The initial basket value           The basket is weighted among the basket indices as described below, and the initial
equals 1,000                       basket value is 1,000, which corresponds to the $1,000 issue price and principal amount of the notes. The fractional value of each of the basket indices included in the basket was determined by a multiplier calculated so that each of the basket indices represents its applicable weighting in the initial basket value, based on the closing values of the basket indices on January 12, 2006, the day we priced the notes for initial sale to the public.

The basket                         The basket is composed of the following three indices: the Dow Jones EURO STOXX 50
                                   Index, the TOPIX Index and The Bank of New York Emerging Markets 50 ADR Index. The
                                   following table sets forth the Bloomberg ticker symbol for each of the basket indices, the percentage weighting of the initial basket value represented by each of the indices contained in the basket, the closing value of each of the basket indices used to calculate its multiplier and the multiplier for each of the basket indices:

                                                                             Percentage       Initial
                                                                             Weighting     Closing Value
                                                                   Ticker    of Initial      of Basket
                                            Basket Index           Symbol   Basket Value       Index       Multiplier
                                   -----------------------------   ------   ------------   -------------   -----------
                                   Dow Jones EURO STOXX 50 Index    SX5E         55%          3,670.20     0.149855594
                                   TOPIX Index                       TPX         30%          1,684.34     0.178111308
                                   The Bank of New York Emerging
                                   Markets 50 ADR Index             BKTEM        15%          1,905.15     0.078733958

                                                          PS-3
========================================================================================================================

                                   The multiplier for each of the basket indices will be a fractional value of the index calculated so that each of the basket indices represents its respective percentage weight of the initial basket value of 1,000 based on the closing values of each of the basket indices on the day we price the notes for initial sale to the public.

                                   The multiplier for each of the basket indices will remain constant for the term of the notes.

Payment at maturity                Unlike ordinary debt securities, the notes do not pay interest and do not guarantee full return of principal at maturity. Instead, at maturity, if the final basket value is greater than the initial basket value, for each $1,000 principal amount of notes you hold you will receive the minimum payment amount of $950 plus a supplemental redemption amount based on the performance of the basket as described below.

                                   The initial basket value is 1,000.

                                   The final basket value will equal the basket closing value on the determination date.
                                   If the scheduled determination date is not an index business day with respect to any basket index, or if a market disruption event occurs on that day, the maturity date of the notes will be postponed until the second scheduled trading day following the determination date as postponed.

                                   The basket closing value on the determination date will equal the sum of (i) the closing value of the Dow Jones EURO STOXX 50 Index on the determination date times the Dow Jones EURO STOXX 50 Index multiplier, (ii) the closing value of the TOPIX
                                   Index on the determination date times the TOPIX Index multiplier and (iii) the closing value of The Bank of New York Emerging Markets 50 ADR Index on the
                                   determination date times The Bank of New York Emerging Markets 50 ADR Index multiplier.

                                             The Minimum Payment Amount Provides Only 95% Principal Protection

                                   At maturity, we will pay you at least $950 plus the supplemental redemption amount, if any. However, if the final basket value is not at least approximately 4.55% higher than the initial basket value, you will receive less than the principal amount of
                                   $1,000.

                                                          The Supplemental Redemption Amount
                                                             Linked to the Basket Indices

                                   The supplemental redemption amount will be equal to the product of (i) $1,000 times
                                   (ii) the percentage, if any, by which the final basket value exceeds the initial basket value times (iii) the participation rate, which is equal to 110%. If the final basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                                                     (final basket value - initial basket value)
                    supplemental        =  $1,000 x  -------------------------------------------  x  110%
                  redemption amount                               initial basket value

                                   where

                                   initial basket value   =  1,000

                                   determination date     =  January 8, 2008, subject to adjustment in the event of
                                                             certain market disruption events

                                                          PS-4
========================================================================================================================

                                   final basket value     =  The basket closing value on the determination date

                                   basket closing         =  on any date, the sum of (i) the closing value of the Dow
                                   value                     Jones EURO STOXX 50 Index on such date times the Dow
                                                             Jones EURO STOXX 50 Index multiplier, (ii) the closing
                                                             value of the TOPIX Index on such date times the TOPIX
                                                             Index multiplier and (iii) the closing value of The Bank
                                                             of New York Emerging Markets 50 ADR Index on such date
                                                             times The Bank of New York Emerging Markets 50 ADR Index
                                                             multiplier

                                   If the final basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the minimum payment amount of $950 for each $1,000 principal amount of notes that you hold and will not receive any supplemental redemption amount, which will result in a loss on your investment in the notes.

                                   On PS-7, we have provided examples of hypothetical payouts on the notes.

                                   You can review the historical values of the basket indices in the section of this pricing supplement called "Description of Notes--Historical Information." The payment of dividends on the stocks that underlie the basket indices is not reflected in the levels of the basket indices and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the               We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer to
calculation agent                  as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial basket value, the final basket value, the basket percentage change and the supplemental redemption amount, if any, you will receive at maturity.

Although the matter is not         Although the matter is not free from doubt, the notes will be treated as "contingent
free from doubt, the notes         payment debt instruments" for U.S. federal income tax purposes, as described in the
will be treated as contingent      section of this pricing supplement called "Description of Notes--United States
payment debt instruments for       Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor,
U.S. federal income tax            you will generally be subject to annual income tax based on the comparable yield (as
purposes.                          defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S.
                                   taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and
                                   the sections called "United States Federal Taxation--Notes--Notes Linked to Commodity
                                   Prices, Single Securities, Baskets of Securities or Indices" and "United States
                                   Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                   If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation--Non-U.S. Holders."

                                   You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                          PS-5
========================================================================================================================

Where you can find more            The notes are senior notes issued as part of our Series F medium-term note program.
information on the notes           You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 14, 2005. We describe the basic features of this type of note in the sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and "--Notes Linked to Commodity Prices,
                                   Single Securities, Baskets of Securities or Indices."

                                   Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called
                                   "Risk Factors." The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                    You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                                          PS-6

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, for each $1,000 principal amount of notes that you hold, you will receive the minimum payment amount of $950 plus a supplemental redemption amount, if any, calculated on the determination date as follows: the supplemental redemption amount is equal to the product of (i) $1,000 times (ii) the percentage, if any, by which the final basket value exceeds the initial basket value times (iii) the participation rate. If the final basket value does not exceed the initial basket value by more than 4.55%, you will receive less than the $1,000 principal amount at maturity.

     Presented below is a hypothetical example showing how the payout on the notes at maturity, including the supplemental redemption amount, is calculated.

Example:

The final basket value is 40% greater than the initial basket value.

Minimum payment amount:             $950
Initial basket value:               1,000
Final basket value:                 1,400
                                                                  1,400 - 1,000
     Supplemental Redemption Amount per note   =   $1,000   x   -----------------   x   110%   =   $440
                                                                      1,000

     In the example above, because the minimum payment amount is less than the principal amount of the notes, the total return on the notes at maturity will be less than the simple return on the basket at final basket values of less than
1,500. At basket values in excess of 1,500, the effect of the participation rate more than compensates for the fact that the minimum payment amount is less than par. The total payout at maturity per note at the hypothetical final basket value of 1,400 will equal $1,390, which is the sum of the minimum payment amount of $950 and a supplemental redemption amount of $440, representing a 39% return on your investment in the notes.

     The supplemental redemption amount, if any, is based on the final basket value, which is equal to the basket closing value on the determination date.

     The following four examples illustrate the payout at maturity on the notes for a range of hypothetical final basket values on the determination date. It is not possible to present a chart or table illustrating the complete range of possible payouts at maturity.

     These examples are based on an initial basket value of 1,000, a principal amount of $1,000 per note and a minimum payment amount of $950 per note.

                                             ------------------------------------------------------------
                                               Example 1      Example 2        Example 3       Example 4
---------------------------------------------------------------------------------------------------------
                           Final Basket Value:    1,200          1,020            1,000            800
---------------------------------------------------------------------------------------------------------
               Supplemental Redemption Amount:     $220            22              $0               $0
---------------------------------------------------------------------------------------------------------
                       Minimum Payment Amount:     $950           $950            $950             $950
---------------------------------------------------------------------------------------------------------
     Payout at maturity on a $1000 investment:    $1,170          $972            $950             $950
---------------------------------------------------------------------------------------------------------

o    In Example 1, the basket closing value on the determination date increases by 20% from the initial basket value. At maturity, for each note the investor receives $1,170, the sum of the minimum payment amount of $950 and the supplemental redemption amount of $220. The return on the notes at maturity represents a 17% increase over the principal invested.

o    In Example 2, the basket closing value on the determination date increases by 2% from the initial basket value. At maturity, for each note, the investor receives $972, the sum of the minimum payment amount of $950 and the supplemental redemption amount of $22. The return on the notes at maturity represents a 2.8% decrease over the principal invested.

                                                          PS-7

========================================================================================================================

o    In Example 3, the basket closing value on the determination date is equal to the initial basket value.
     Consequently, because both the initial basket value and the final basket value are equal to 1,000, there is no supplemental redemption amount and the investor receives only the $950 minimum payment amount for each note at maturity. The return on the notes at maturity represents a 5% decrease below the issue price even though the final basket value has not declined below the initial basket value.

o    In Example 4, the final basket value of 800 is lower than the initial basket value of 1,000. Because the final basket value is less than the initial basket value, there is no supplemental redemption amount. At maturity, for each note the investor receives only $950, the minimum payment amount for each note. The return on the notes at maturity represents a 5% decrease below the issue price, which is less than the simple decline in the basket value of -20% over the term of the Notes.

     You can review the historical values of the basket indices for the period from January 1, 2001 through January 12,
2006 and a graph of historical basket values for the period from December 31, 2001 through January 12, 2006 in the section of this pricing supplement called "Description of Notes--Historical Information." You cannot predict the future performance of the basket indices based on their historical performance.

                                                          PS-8

========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket indices. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,      The terms of the notes differ from those of ordinary debt securities in that we will
the notes do not pay interest      not pay interest on the notes and do not guarantee full return of principal at maturity. Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security and may be negative. The return of only the minimum payment amount at maturity will result in a loss on your investment in the notes and will not compensate you for the effects of inflation and other factors relating to the value of money over time.

The notes may pay less than        We do not guarantee full return of principal at maturity. If the supplemental
the principal amount at            redemption amount due at maturity is equal to zero, you will receive at maturity for
maturity                           each $1,000 principal amount of notes that you hold only the minimum payment amount of $950. If the final basket value does not exceed the initial basket value of 1,000 by at least approximately 4.55%, you will receive less than the $1,000 principal amount per note at maturity.

The notes will not be listed       The notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the notes.

Market price of the notes          Several factors, many of which are beyond our control, will influence the value of
influenced by many                 the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors              purchase or sell the notes in the secondary market, including:

                                   o    the closing value of each of the basket indices at any time

                                   o    the volatility (frequency and magnitude of changes in value) of the basket indices

                                   o    interest and yield rates in the market

                                   o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket indices or stock markets generally and that may affect the final basket value

                                   o    the time remaining to the maturity of the notes

                                   o    the dividend rate on the stocks underlying the basket indices

                                   o    our creditworthiness

                                   Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on the determination date the basket closing value is at, below or not sufficiently above the initial basket value or if market interest rates rise.

                                                          PS-9

========================================================================================================================

                                   You cannot predict the future performance of the basket indices based on their historical performance. We cannot guarantee that the final basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the minimum payment amount of the notes.

The inclusion of commissions       Assuming no change in market conditions or any other relevant factors, the price, if
and projected profit from          any, at which MS & Co. is willing to purchase notes in secondary market transactions
hedging in the original issue      will likely be lower than the original issue price, since the original issue price
price is likely to adversely       included, and secondary market prices are likely to exclude, commissions paid with
affect secondary market prices     respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or     Price movements in the basket indices may not correlate with each other. At a time
more of the basket indices may     when the value of one or more of the basket indices increases, the value of one or
offset each other                  more of the other basket indices may not increase as much or may even decline in value. Therefore, in calculating the basket closing value on the determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 2001 through January
                                   12, 2006 and a graph of historical basket values for the period from December 31,
                                   2001 through January 12, 2006 in this pricing supplement under "Description of
                                   Notes--Historical Information." You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance. In addition, there can be no assurance that the final basket value will be higher than the initial basket value.
                                   If the final basket value is at or below the initial basket value, you will receive at maturity only the minimum payment amount of the notes.

Adjustments to the basket          STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and
indices could adversely affect     SWX Swiss Exchange and the publisher of the Dow Jones EURO STOXX 50 Index, is
the value of the notes             responsible for calculating and maintaining the Dow Jones EURO STOXX 50 Index. The
                                   Tokyo Stock Exchange, Inc., the publisher of the TOPIX Index, is responsible for calculating and maintaining the TOPIX Index. The Bank of New York, the publisher of
                                   The Bank of New York Emerging Markets 50 ADR Index, is responsible for calculating and maintaining The Bank of New York Emerging Markets 50 ADR Index.

                                   The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket index. Any of these actions could adversely affect the value of the notes.

                                   The publisher of any basket index may discontinue or suspend calculation or publication of the basket index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS &
                                   Co. is not precluded from considering indices that are calculated and published by MS
                                   & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the following determination date(s) the basket closing value will be an amount based on the closing prices of the remaining basket indices and the

                                                         PS-10

========================================================================================================================

                                   stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the closing value last in effect prior to discontinuance of the applicable basket index.

You have no shareholder rights     As an investor in the notes, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any basket index.

There are risks associated         The underlying stocks that constitute the basket indices have been issued by
with investments in securities     companies in various foreign countries. Investments in securities indexed to the
indexed to the value of            value of foreign equity securities involve risks associated with the securities
foreign equity securities          markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                   The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The notes are subject to           The Bank of New York Emerging Markets 50 ADR Index is based on American depositary
currency exchange risk             receipts ("ADR") prices which are quoted in U.S. dollars. Fluctuations in the exchange rate between the foreign currencies of the securities underlying the ADRs and the U.S. dollar may affect the U.S. dollar equivalent of ADR prices generally and, as a result, may affect the level of The Bank of New York Emerging Markets 50
                                   ADR Index, which may consequently affect the market value of the notes. An investor's net exposure will depend on the extent to which the currencies underlying the ADRs strengthen or weaken against the U.S. dollar and the relative weight of each ADR. If, taking into account such weighting, the dollar strengthens against the underlying currencies, the value of The Bank of New York Emerging Markets 50 ADR Index will be adversely affected and the payment at maturity of the notes may be reduced.

                                   Of particular importance to potential currency exchange risk are:

                                   o    existing and expected rates of inflation

                                   o    existing and expected interest rate levels

                                   o    the balance of payments

                                   o    the extent of governmental surpluses or deficits in the component countries and the United States of America

                                   All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

                                                         PS-11

========================================================================================================================

Investing in the notes is not      Investing in the notes is not equivalent to investing in the basket indices or their
equivalent to investing in the     component stocks. See "Hypothetical Payouts on the Notes" above.
basket indices

Adjustments to the basket          The publishers of the basket indices are responsible for calculating and maintaining
indices could adversely            the basket indices. The publishers of the basket indices can add, delete or
affect the value of the notes      substitute the stocks underlying the basket indices or make other methodological changes that could change the value of the basket indices. The publishers of the basket indices may discontinue or suspend calculation or dissemination of the basket indices. Any of these actions could adversely affect the value of the notes.

The economic interests of the      The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of     potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests          As calculation agent, MS & Co. will determine the initial basket value and the final basket value, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                   "Description of Notes--Market Disruption Event" and "--Discontinuance of a Basket
                                   Index; Alteration of Method of Calculation."

                                   The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity       MS & Co. and other affiliates of ours have carried out, and will continue to carry
by the calculation agent and       out, hedging activities related to the notes (and possibly to other instruments
its affiliates could               linked to the basket indices or their component stocks), including trading in the
potentially adversely affect       stocks underlying the basket indices as well as in other instruments related to the
the values of the basket           basket indices. MS & Co. and some of our other subsidiaries also trade the stocks
indices                            underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the initial basket value and, as a result, have increased the values at which the basket indices must close on the determination date before you receive a payment at maturity that exceeds the minimum payment amount on the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the values of the basket indices on the determination date and, accordingly, the amount of cash you will receive at maturity.

Although the matter is not         You should also consider the tax consequences of investing in the notes. Although the
free from doubt, the notes         matter is not free from doubt, the notes will be treated as "contingent payment debt
will be treated as contingent      instruments" for U.S. federal income tax purposes, as described in the section of
payment debt instruments for       this pricing supplement called "Description of Notes--United States Federal Income
U.S. federal income tax            Taxation." Under this treatment, if you are a U.S. taxable investor, you will
purposes                           generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated
                                   interest payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing

                                                         PS-12

========================================================================================================================

                                   supplement called "Description of Notes--United States Federal Income Taxation" and
                                   the sections called "United States Federal Taxation--Notes-- Notes Linked to
                                   Commodity Prices, Single Securities, Baskets of Securities or Indices" and "United
                                   States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                   If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation--Non-U.S. Holders."

                                   You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-13

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Equity-Linked Notes Due January 10, 2008, Based on the
Value of a Basket of Three Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount........ $4,045,000

Original Issue Date
  (Settlement Date)............... January 20, 2006

Maturity Date..................... January 10, 2008, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the Determination Date.

                                   If, due to a Market Disruption Event or otherwise, the Determination Date with respect to any Basket Index is postponed so that it falls less than two scheduled
                                   Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest Determination Date with respect to any Basket Index so postponed. See "--Determination Dates" below.

Interest Rate..................... None

Specified Currency................ U.S. dollars

CUSIP Number...................... 61747Y543

Minimum Denominations............. $1,000

Issue Price....................... $1,000 (100%)

Basket Indices.................... The Dow Jones EURO STOXX 50 Index, the TOPIX Index and The Bank of New York Emerging
                                   Markets 50 ADR Index.

                                   In this "Description of Notes," references to Basket Indices will include any
                                   Successor Indices (as defined under "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below), unless the context requires otherwise.

Maturity Redemption Amount........ At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to the Minimum
                                   Payment Amount plus the Supplemental Redemption Amount, if any, as determined by the
                                   Calculation Agent.

                                   We shall, or shall cause the Calculation Agent to (i) provide written notice to the
                                   Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such
                                   Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to DTC, as holder of the Notes, on the Maturity Date. We expect such

                                                         PS-14

========================================================================================================================

                                   amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The
                                   Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount............ $950

Supplemental Redemption Amount.... The Supplemental Redemption Amount will be equal to the product of (i) $1,000 times
                                   (ii) the Basket Percent Change times (iii) the Participation Rate; provided that the
                                   Supplemental Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption Amount on the Determination Date.

Basket Percent Change............. The Basket Percent Change is a fraction, the numerator of which will be the Final
                                   Basket Value minus the Initial Basket Value and the denominator of which will be the
                                   Initial Basket Value. The Basket Percent Change is described by the following formula:

                                                        (Final Basket Value - Initial Basket Value)
                                                        -------------------------------------------
                                                                    Initial Basket Value

Participation Rate................ 110%

Basket Closing Value.............. The Basket Closing Value on any date will equal the sum of (i) the Dow Jones EURO
                                   STOXX 50 Index Closing Value on such date times the Dow Jones EURO STOXX 50 Index
                                   Multiplier, (ii) the TOPIX Index Closing Value on such date times the TOPIX Index
                                   Multiplier and (iii) The Bank of New York Emerging Markets 50 ADR Index Closing Value
                                   on such date times The Bank of New York Emerging Markets 50 ADR Index Multiplier. In
                                   certain circumstances, the Basket Closing Value will be based on the alternate calculation of the Basket Indices described under "--Discontinuance of a Basket
                                   Index; Alteration of Method of Calculation."

Initial Basket Value.............. 1,000.

Final Basket Value................ The Basket Closing Value on the Determination Date, as calculated by the Calculation
                                   Agent on such date.

Dow Jones EURO STOXX 50 Index
Closing Value..................... The Dow Jones EURO STOXX 50 Index Closing Value on any Index Business Day will equal the closing value of the Dow Jones EURO STOXX 50 Index or any Successor Index (as
                                   defined under "--Discontinuance of a Basket Index; Alteration of Method of
                                   Calculation" below) published by STOXX Limited (or any successor sponsor thereto) at the regular weekday close of trading on the Relevant Exchange on that Index Business
                                   Day. In certain circumstances, the Dow Jones EURO STOXX 50 Index Closing Value will be based on the alternate calculation of the Dow Jones EURO STOXX 50 Index described under "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

                                                         PS-15

========================================================================================================================

Dow Jones EURO STOXX 50 Index
  Multiplier...................... 0.149855594, which equals the Index Representation divided by the Dow Jones EURO
                                   STOXX 50 Index Closing Value on January 12, 2006, the day we priced the Notes for initial sale to the public.

TOPIX Index Closing Value......... The TOPIX Index Closing Value on any Index Business Day will equal the closing value of the TOPIX Index or any Successor Index published by the Tokyo Stock Exchange, Inc.
                                   (the "TSE") (or any successor sponsor thereto) at the regular official weekday close of trading on the Relevant Exchange on that Index Business Day. In certain circumstances, the TOPIX Index Closing Value will be based on the alternate calculation of the TOPIX described under "--Discontinuance of a Basket Index;
                                   Alteration of Method of Calculation."

TOPIX Index Multiplier............ 0.178111308, which equals the Index Representation divided by the TOPIX Index Closing
                                   Value on January 12, 2006, the day we priced the Notes for initial sale to the public.

The Bank of New York Emerging
  Markets 50 ADR Index
  Closing Value................... The Bank of New York Emerging Markets 50 ADR Index Closing Value on any Index
                                   Business Day will equal the closing value of The Bank of New York Emerging Markets 50
                                   ADR Index or any Successor Index published by The Bank of New York (or ay successor sponsor thereto) at the regular official weekday close of trading on the Relevant
                                   Exchange on that Index Business Day. In certain circumstances, The Bank of New York
                                   Emerging Markets 50 ADR Index Closing Value will be based on the alternate calculation of The Bank of New York Emerging Markets 50 ADR Index described under
                                   "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

The Bank of New York Emerging
  Markets 50 ADR Index
  Multiplier...................... 0.078733958, which equals the Index Representation divided by The Bank of New York
                                   Emerging Markets 50 ADR Index Closing Value on January 12, 2006, the day we priced the Notes for initial sale to the public.

Index Representation.............. The Index Representation for the Dow Jones EURO STOXX 50 Index is 550 (or 55%); the
                                   Index Representation for the TOPIX Index is 300 (or 30%); and the Index
                                   Representation for The Bank of New York Emerging Markets 50 ADR Index is 150 (or
                                   15%).

Determination Date................ January 8, 2008

                                   If January 8, 2008 is not an Index Business Day or if there is a Market Disruption
                                   Event with respect to any Basket Index on such day, the Determination Date for such
                                   Basket Index will be the immediately succeeding Index Business Day during which no
                                   Market Disruption Event shall have occurred.

Trading Day....................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange
                                   LLC ("AMEX"), the Nasdaq National Market, the Chicago Mercantile Exchange and

                                                         PS-16

========================================================================================================================

                                   the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Index Business Day................ Any Trading Day other than a Saturday or Sunday on which any relevant Index Closing
                                   Value is calculated.

Book Entry Note or
  Certificated Note............... Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                   Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                   Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
  Note............................ Senior

Trustee........................... JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent............................. Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Market Disruption Event........... Market Disruption Event means, with respect to any Basket Index:

                                             (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) on the Relevant Exchange(s)
                                        for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such
                                        Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of such
                                        Basket Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s) are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Basket Index (or the
                                        Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                                         PS-17

========================================================================================================================

                                             (ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Index with respect to the
                                        Securities.

                                   For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to
                                   (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

                                   For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market
                                   Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any
                                   Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on a Basket Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange................. Relevant Exchange means the primary exchange or market of trading for any security then included in any Basket Index or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of
  Default ........................ In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration Amount") will be equal to the Minimum Payment Amount plus the Supplemental Redemption Amount, if any, determined as though the Basket
                                   Closing Value on the date of such acceleration were the Final Basket Value.

                                                         PS-18

========================================================================================================================

                                   If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent................. MS & Co.

                                   All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                   All calculations with respect to the Basket Closing Value on the Determination Date,
                                   the Final Basket Value and the Supplemental Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655);
                                   all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our affiliate, the economic interests of the
                                   Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the
                                   Calculation Agent must make in determining any Basket Closing Value, the Final Basket
                                   Value, the Basket Percent Change, the Supplemental Redemption Amount or whether a
                                   Market Disruption Event has occurred. See "--Market Disruption Event" above and
                                   "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below. MS &
                                   Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The Dow Jones EURO
  STOXX 50 Index.................. We have derived all information contained in this pricing supplement regarding the
                                   Dow Jones EURO STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The
                                   Dow Jones EURO STOXX 50 Index is calculated, maintained and published by STOXX
                                   Limited. We make no representation or warranty as to the accuracy or completeness of such information.

                                   The Dow Jones EURO STOXX 50 Index was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange. Publication
                                   of the Dow Jones EURO STOXX 50 Index began on February 26, 1998, based on an initial
                                   Index value of 1,000 at December 31, 1991.

                                                         PS-19

========================================================================================================================

                                   The Dow Jones EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com.

                                   Dow Jones Dow Jones EURO STOXX 50 Index Composition and Maintenance

                                   The Dow Jones EURO STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Dow Jones EURO STOXX 50 Index as of December 30, 2005:

                                        Country Weightings           Industrial Sector Weightings
                                   --------------------------  --------------------------------------
                                   Great Britain        40.4%  Banks                            28.9%
                                   Switzerland          14.6%  Oil & Gas                        16.2%
                                   France               12.5%  Health Care                      13.1%
                                   Germany              12.1%  Telecommunications               10.0%
                                   Netherlands           6.8%  Insurance                         7.0%
                                   Spain                 6.0%  Food & Beverage                   5.8%
                                   Italy                 4.0%  Technology                        4.9%
                                   Finland               2.3%  Utilities                         3.0%
                                   Sweden                1.5%  Basic Resources                   2.8%
                                                               Retail                            2.0%
                                                               Industrial Goods & Services       2.0%
                                                               Personal & Household Goods        1.7%
                                                               Automobiles & Parts               1.4%
                                                               Chemicals                         1.2%

                                   The composition of the Dow Jones EURO STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50 Index are made to ensure that the Dow Jones EURO STOXX 50 Index includes the 50 market sector leaders from within the EURO STOXX Index.

                                   The free float factors for each component stock used to calculate the Dow Jones EURO
                                   STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

                                   The Dow Jones EURO STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

                                                         PS-20

========================================================================================================================

                                   Dow Jones EURO STOXX 50 Index Calculation

                                   The Dow Jones EURO STOXX 50 Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50 Index value can be expressed as follows:

                                                    free float market capitalization of the
                                                         Dow Jones EURO STOXX 50 Index
                                   Index    =   -------------------------------------------------   x 1,000
                                                 adjusted base date market capitalization of the
                                                         Dow Jones EURO STOXX 50 Index

                                   The "free float market capitalization of the Dow Jones EURO STOXX 50 Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50 Index is being calculated.

                                   The Dow Jones EURO STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the Dow Jones EURO STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable).

                                   (1)  Split and reverse split:
                                        Adjusted price = closing price * A/B
                                        New number of shares = old number of shares * B / A
                                        Divisor: no change

                                   (2)  Rights offering:
                                        Adjusted price  = (closing price * A + subscription price * B)/(A + B)
                                        New number of shares = old number of shares * (A + B)/A
                                        Divisor: increases

                                   (3)  Stock dividend:
                                        Adjusted price = closing price * A/(A + B)
                                        New number of shares = old number of shares * (A + B)/A
                                        Divisor: no change

                                   (4)  Stock dividend of another company:
                                        Adjusted price =  (closing price * A - price of other company * B)/A
                                        Divisor:  decreases

                                   (5)  Return of capital and share consideration:
                                        Adjusted price = (closing price - dividend announced by company *
                                                          (1-withholding tax))* A/B
                                        New number of shares = old number of shares * B / A
                                        Divisor:  decreases

                                   (6)  Repurchase shares / self tender:
                                        Adjusted price = ((price before tender * old number of shares )-

                                                         PS-21

========================================================================================================================

                                                          (tender price * number of tendered shares))/(old
                                                          number of shares - number of tendered shares)
                                        New number of shares = old number of shares - number of tendered shares
                                        Divisor:  decreases

                                   (7)  Spin-off:
                                        Adjusted price =  (closing price * A - price of spun-off shares * B) / A
                                        Divisor:  decreases

                                   (8)  Combination stock distribution (dividend or split) and rights offering:
                                        For this corporate action, the following additional assumptions apply:

                                        o    Shareholders  receive B new  shares  from the  distribution and C new  shares  from the  rights  offering  for  every A shares held

                                        o    If A is not  equal to one  share,  all the  following  "new number of shares" formulae need to be divided by A:

                                        - If rights are applicable after stock distribution (one action applicable to other):

                                        Adjusted price =  (closing price * A + subscription price * C *
                                                          (1 + B / A)) / ((A + B) * ( 1 + C / A))

                                        New number of shares = old number of shares * ((A + B) * (1 + C/A)) / A
                                        Divisor:  increases

                                        - If stock distribution is applicable after rights (one action applicable to other):

                                        Adjusted price =  (closing price * A + subscription price * C)
                                                          / ((A + C) * (1 + B / A))

                                        New number of shares = old number of shares * ((A + C) *
                                                               (1 + B / A))
                                        Divisor:  increases

                                        - Stock distribution and rights (neither action is applicable to the other):

                                        Adjusted price =  (closing price * A + subscription price * C)/
                                                          (A + B + C)

                                        New number of shares = old number of shares * (A + B +C) / A
                                        Divisor:  increases

The TOPIX Index................... The Tokyo Stock Price Index, which we refer to as the TOPIX Index, was developed by the TSE. Publication of the TOPIX Index began on July 1, 1969, based on an initial
                                   Index value of 100 at January 4, 1968, which was reset at 1000 on April 1, 1998. The
                                   TOPIX Index is computed and published every 60 seconds via TSE's Market Information
                                   System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

                                   Composition and Maintenance

                                   The component stocks of the TOPIX Index consist of all common domestic stocks listed on the First Section of the TSE which have an accumulative length of listing and OTC registration of at least six months. The TOPIX Index measures changes in the aggregate market value of these stocks. The TSE domestic stock market is

                                                         PS-22

========================================================================================================================

                                   divided into two sections: the First Section and the Second Section. Listings of
                                   stocks on the TSE are divided between the these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.
                                   The component stocks of the TOPIX Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

                                   The TOPIX Index is a weighted index, with the market price of each component stock multiplied by the number of shares listed. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of April 28, 2005, stocks of 1,676 companies were assigned to the First Section of the TSE and stocks of 526 companies were assigned to the Second Section.

                                   Index Calculation

                                   The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points
                                   (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX Index is calculated by multiplying 1000 by the figure obtained by dividing the current market value (the current market price per share are the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance) (the "TOPIX Aggregate Market Value") by the base market value
                                   (i.e., the TOPIX Aggregate Current Market Value on the base date) (the "TOPIX Base
                                   Aggregate Market Value").

                                   The calculation of the TOPIX Index can be represented by the following formula:

                                                        TOPIX Aggregate Market Value
                                            Index   =   -----------------------------------  x   1000
                                                         TOPIX Base Aggregate Market Value

                                   In order to maintain continuity, the TOPIX Base Aggregate Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new

                                                         PS-23

========================================================================================================================

                                   listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First
                                   Section to the Second Section of the TSE.

                                   The formula for the adjustment is as follows:

                             Old TOPIX Aggregate Market Value           New TOPIX Aggregate Market Value
                             -------------------------------------- =   ---------------------------------------
                             Old TOPIX Base Aggregate Market Value      New TOPIX Base Aggregate Market Value

                                   Therefore,

                             New TOPIX Base Aggregate        Old TOPIX Base Aggregate Market Value x New
                             Market Value                 =  TOPIX Aggregate Market Value
                                                             -------------------------------------------
                                                             Old TOPIX Aggregate Market Value

                                   The TOPIX Base Aggregate Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Aggregate Market Value or any stock underlying the TOPIX Index, the TOPIX Base Aggregate Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

                                   No adjustment is made to the TOPIX Base Aggregate Market Value, however, in the case of events such as stock splits and decreases in paid in capital, which theoretically do not affect market capitalization because the new stock price multiplied by the increased (or decreased) number of shares is the same as the old stock price multiplied by the old number of shares.

The Bank of New York Emerging
  Markets 50 ADR Index............ We have derived all information contained in this pricing supplement regarding The
                                   Bank of New York Emerging Markets 50 ADR Index (the "50 ADR Index"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.

                                   The 50 ADR Index is designed to track the performance of a basket of emerging market international Depositary Receipts. Depositary Receipts (DRs) are negotiable U.S.
                                   securities which generally represent a non-U.S. company's publicly traded equity, including ordinary shares, preference shares, participation certificates, preferred stock (excluding fixed income stocks and convertible securities) and other such securities. The DRs included in the 50 ADR Index are U.S. exchange-listed, in
                                   American (ADR) or Global (GDR) or New York Share form, and are listed for trading on
                                   The Nasdaq Stock Market (NASDAQ), The New York Stock Exchange (NYSE) or the American
                                   Stock Exchange (AMEX). As of June 30, 2005, the 50 ADR Index included companies based in Hong Kong, Taiwan, Brazil, Israel, India, Mexico, Korea, China, South Africa,
                                   Indonesia, Russia, Argentina, Chile and the Philippines. As of June 30, 2005, the
                                   major sectors represented in the index were oil and gas producers, technology hardware and equipment, banks, mobile telecommunications, fixed-line telecommunications, industrial metals, software and computer services, pharmaceuticals and biotechnology, construction and materials and electricity.

                                                         PS-24

========================================================================================================================

                                   Index Calculation

                                   The 50 ADR Index is capitalization-weighted, using an index formula based upon the aggregate of prices times share quantities. The total number of shares outstanding used in the 50 ADR Index calculation generally represents the entire class(es) or series of shares adjusted for free-float that trade in the local market and that are also traded in the form of Depositary Receipts in the United States. Dow Jones'
                                   current free-float market capitalization methodology is employed. The shares are adjusted by a conversion ratio and the result is multiplied by the last sale price as reported on the NASDAQ, NYSE or AMEX.

                                   Maintenance of the Index

                                   Securities eligible for inclusion in the 50 ADR Index are evaluated to ensure their overall consistency with the character, design and purpose of the 50 ADR Index, to further its use as an effective benchmark. Decisions regarding additions to and removals from the 50 ADR Index are made by the 50 ADR Index Administrator and are subject to periodic review by a policy steering committee known as the ADR Index
                                   Committee. In making these decisions, the Index Administrator and the ADR Index
                                   Committee are bound by certain pre-existing objective criteria. The 50 ADR Index is maintained by The Bank of New York. The Bank of New York does not have any obligation to continue to calculate and publish, and may discontinue calculation and publication of the 50 ADR Index.

                                   The 50 ADR Index is Subject to Currency Exchange Risk

                                   The 50 ADR Index is based on ADR prices which are quoted in U.S. dollars.
                                   Fluctuations in the exchange rate between the foreign currencies of the securities underlying the ADRs and the U.S. dollar may affect the U.S. dollar equivalent of ADR prices generally and, as a result, may affect the level of the 50 ADR Index, which may consequently affect the market value of the Notes. An investor's net exposure will depend on the extent to which the currencies underlying the ADRs strengthen or weaken against the U.S. dollar and the relative weight of each ADR. If, taking into account such weighting, the dollar strengthens against the underlying currencies, the value of the 50 ADR Index will be adversely affected and the payment at maturity of the Notes may be reduced.

Discontinuance of a Basket
  Index; Alteration of Method
  of Calculation.................. If the publication of any Basket Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a "Successor Index") is published, then any subsequent Dow Jones Dow Jones EURO
                                   STOXX 50 Index Closing Value, TOPIX Index Closing Value or The Bank of New York
                                   Emerging Markets 50 ADR Index Closing Value, as applicable (each, an "Index Closing
                                   Value"), will be determined by reference to the value of such Successor Index at the regular official weekday

                                                         PS-25

========================================================================================================================

                                   close of the principal trading session of the Relevant Exchange or market for the
                                   Successor Index on the date that any Index Closing Value is to be determined.

                                   Upon any selection by the Calculation Agent of a Successor Index, the Calculation
                                   Agent will cause written notice thereof to be furnished to the Trustee, to Morgan
                                   Stanley and to DTC, as holder of the Notes, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                   If the publication of a Basket Index is discontinued prior to, and such discontinuance is continuing on, the date that any Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation
                                   Agent will determine the relevant Index Closing Value for such date in accordance with the formula for calculating such Basket Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently comprising such
                                   Basket Index on the Relevant Exchange. Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the Notes.

                                   If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor
                                   Index is in any other way modified so that such index does not, in the opinion of MS
                                   & Co., as the Calculation Agent, fairly represent the value of such Basket Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York
                                   City on each date on which the Index Closing Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Basket Value with reference to such Basket Index or such
                                   Successor Index, as adjusted. Accordingly, if the method of calculating such Basket
                                   Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified
                                   (i.e., as if such split had not occurred).

                                                         PS-26

========================================================================================================================

Historical Information............ The following table sets forth the published high and low Index Closing Values for each Basket Index, as well as end-of-quarter Index Closing Values for each quarter in the period from January 1, 2000 through January 12, 2006. The Dow Jones EURO STOXX 50
                                   Index Closing Value, the TOPIX Index Closing Value and The Bank of New York Emerging
                                   Markets 50 ADR Index Closing Value on January 12, 2006 were 3,670.20, 1,684.34 and
                                   1,905.15, respectively. We obtained the information in the tables below from
                                   Bloomberg Financial Markets, without independent verification. The historical values of the Basket Indices should not be taken as an indication of future performance. The value of the Basket Indices may be lower on the Determination Date than on the date we price the Notes for initial sale to the public so that you will receive only the
                                   Minimum Payment Amount of $950 per Note at maturity. We cannot give you any assurance that the Final Basket Value will be higher than the Initial Basket Value.

                                    Dow Jones EURO STOXX 50
                                             Index              High         Low       Period End
                                   ------------------------ ------------ ---------- --------------
                                   2001
                                   First Quarter..........    4,787.45     3,891.49     4,185.00
                                   Second Quarter.........    4,582.07     4,039.16     4,243.91
                                   Third Quarter..........    4,304.44     2,877.68     3,296.66
                                   Fourth Quarter.........    3,828.76     3,208.31     3,806.13
                                   2002
                                   First Quarter..........    3,833.09     3,430.18     3,784.05
                                   Second Quarter.........    3,748.44     2,928.72     3,133.39
                                   Third Quarter..........    3,165.47     2,187.22     2,204.39
                                   Fourth Quarter.........    2,669.89     2,150.27     2,386.41
                                   2003
                                   First Quarter..........    2,529.86     1,849.64     2,036.86
                                   Second Quarter.........    2,527.44     2,067.23     2,419.51
                                   Third Quarter..........    2,641.55     2,366.86     2,395.87
                                   Fourth Quarter.........    2,760.66     2,434.63     2,760.66
                                   2004
                                   First Quarter..........    2,959.71     2,702.05     2,787.49
                                   Second Quarter.........    2,905.88     2,659.85     2,811.08
                                   Third Quarter..........    2,806.62     2,580.04     2,726.30
                                   Fourth Quarter.........    2,955.11     2,734.37     2,951.24
                                   2005
                                   First Quarter..........    3,114.54     2,924.01     3,055.73
                                   Second Quarter.........    3,190.80     2,930.10     3,181.54
                                   Third Quarter..........    3,429.42     3,170.06     3,428.51
                                   Fourth Quarter.........    3,616.33     3,241.14     3,578.93
                                   2006
                                   First Quarter (through
                                      January 12, 2006) ..    3,671.78     3,604.33     3,670.20

                                          TOPIX Index           High          Low      Period End
                                   ------------------------- ----------- ------------- -----------
                                   2001
                                   First Quarter..........    1,337.63    1,161.97      1,277.27
                                   Second Quarter.........    1,440.97    1,254.19      1,300.98
                                   Third Quarter..........    1,293.42      990.80      1,023.42
                                   Fourth Quarter ........    1,107.83      988.98      1,032.14
                                   2002
                                   First Quarter..........    1,125.43      922.51      1,060.19
                                   Second Quarter.........    1,139.43      984.28      1,024.89

                                                         PS-27

========================================================================================================================

                                          TOPIX Index             High          Low       Period End
                                   ------------------------- ------------ ------------- -------------
                                   Third Quarter..........      1,050.14        886.39       921.05
                                   Fourth Quarter.........        903.37        815.74       843.29
                                   2003
                                   First Quarter..........        865.43        770.62       788.00
                                   Second Quarter.........        904.32        773.10       903.44
                                   Third Quarter..........      1,075.73        915.91     1,018.80
                                   Fourth Quarter.........      1,105.59        953.19     1,043.69
                                   2004
                                   First Quarter..........      1,179.23      1,022.61     1,179.23
                                   Second Quarter.........      1,217.87      1,053.77     1,189.60
                                   Third Quarter..........      1,188.42      1,084.64     1,102.11
                                   Fourth Quarter.........      1,149.63      1,073.20     1,149.63
                                   2005
                                   First Quarter..........      1,203.26      1,132.18     1,182.18
                                   Second Quarter.........      1,201.30      1,109.19     1,177.20
                                   Third Quarter..........      1,428.13      1,177.61     1,412.28
                                   Fourth Quarter.........      1,663.75      1,371.37     1,649.76
                                   2006
                                   First Quarter (through
                                      January 12, 2006) ..      1,685.15      1,659.03     1,684.34

                                      The Bank of New York
                                    Emerging Markets 50 ADR
                                             Index                High          Low       Period End
                                   ------------------------- ------------- ----------- ---------------
                                   2001
                                   Fourth Quarter ........      1,007.12       950.89        983.59
                                   2002
                                   First Quarter..........      1,074.20       926.86      1,074.20
                                   Second Quarter.........      1,093.77       864.46        884.56
                                   Third Quarter..........        899.86       676.72        676.72
                                   Fourth Quarter.........        805.01       645.57        757.54
                                   2003
                                   First Quarter..........        801.03       668.34        685.51
                                   Second Quarter.........        865.71       695.79        844.05
                                   Third Quarter..........      1,009.74       857.70        956.11
                                   Fourth Quarter.........      1,119.42       972.89      1,119.42
                                   2004
                                   First Quarter..........      1,206.70     1,099.69      1,159.33
                                   Second Quarter.........      1,190.41       972.02      1,066.43
                                   Third Quarter..........      1,131.29       999.41      1,115.05
                                   Fourth Quarter.........      1,297.59     1,108.35      1,297.59
                                   2005
                                   First Quarter..........      1,417.34      1,217.70     1,317.89
                                   Second Quarter.........      1,430.71      1,250.45     1,417.26
                                   Third Quarter..........      1,693.10      1,417.96     1,693.10
                                   Fourth Quarter.........      1,809.86      1,518.73     1,790.71
                                   2006
                                   First Quarter (through
                                      January 12, 2006) ..      1,925.57      1,790.71     1,905.15

                                                         PS-28

========================================================================================================================

Historical Chart.................. The following chart shows the historical values of the basket (assuming that each of the Basket Indices are weighted as described in "Index Representation" above at
                                   January 12, 2006). The chart covers the period from December 31, 2001 through January
                                   12, 2006. The historical performance of the Basket Closing Value and the Basket
                                   Indices cannot be taken as an indication of their future performance.

Use of Proceeds and Hedging....... The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the
                                   Notes through one or more of our subsidiaries. The original issue price of the Notes includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the day we priced the Notes for initial sale to the public, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in ADRs underlying the Bank of New York Emerging
                                   Markets 50 ADR Index and in futures and options contracts on the Dow Jones EURO STOXX
                                   50 Index and the TOPIX Index. Such purchase activity could potentially have increased the value of the Basket Indices, and, therefore, effectively increased the value at which the Basket Indices must close on the Determination Date before you would receive at maturity a payment that exceeds the Minimum Payment Amount of the Notes.
                                   In addition, through

                                                         PS-29

========================================================================================================================

                                   our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on the Determination Date, by purchasing and selling the stocks underlying the Basket Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the
                                   Determination Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the Basket Indices on the Determination Date or the payment that you will receive at maturity.

Supplemental Information
 Concerning Plan of
 Distribution..................... Under the terms and subject to the conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the
                                   Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The
                                   Agent may allow a concession not in excess of 1.25% per Note to other dealers, which may include Morgan Stanley DW Inc., Morgan Stanley & Co. International Limited and
                                   Bank Morgan Stanley AG. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                   We expect to deliver the Notes against payment therefor in New York, New York on
                                   January 20, 2006, which will be the fifth scheduled Business Day following the date of this pricing supplement and of the pricing of the Notes. Under Rule 15c6-1 of the
                                   Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.
                                   Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the Notes initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                   In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes.
                                   Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the
                                   Notes in the open market. A naked short position is more likely to be created if the
                                   Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes or the individual stocks underlying the Basket Indices in the open

                                                         PS-30

========================================================================================================================

                                   market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging" above.

                                   General

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the
                                   Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   Brazil

                                   The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                   Chile

                                   The Notes have not been registered with the Superintendencia de Valores y Seguros in
                                   Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                         PS-31

========================================================================================================================

                                   Hong Kong

                                   The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong.
                                   The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
                                   (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong
                                   Kong or only to "professional investors" within the meaning of the Securities and
                                   Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                   Mexico

                                   The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be
                                   offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   Singapore

                                   This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore.
                                   Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in
                                   Singapore.

License Agreement between
  STOXX and Morgan Stanley........ STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Dow Jones EURO
                                   STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the Notes.

                                   The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                                         PS-32

========================================================================================================================

                                   The Notes are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX
                                   Limited makes no representation or warranty, express or implied, to the owners of the
                                   Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. STOXX Limited's only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the Dow Jones EURO STOXX 50(SM) Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the
                                   Notes. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the Notes into consideration in determining, composing or calculating the
                                   Dow Jones EURO STOXX 50(SM) Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the
                                   Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the Notes.

                                   STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW
                                   JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL
                                   HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED
                                   MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN
                                   STANLEY, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW
                                   JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO
                                   EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF
                                   MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW
                                   JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF
                                   THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST
                                   PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF
                                   NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY
                                   AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

                                   "Dow Jones EURO STOXX 50SM" and "STOXXSM" are service marks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. Morgan Stanley's
                                   Equity-Linked Notes due Janunary 10, 2008, Based on the Value of a Basket of Three
                                   Indices Index are not sponsored, endorsed, sold or promoted by STOXX Limited, and
                                   STOXX Limited makes no representation regarding the advisability of investing in the
                                   Notes.

                                                         PS-33

========================================================================================================================

License Agreement between the
 TSE and Morgan Stanley........... Morgan Stanley has entered into a non-exclusive license agreement with the TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with securities, including the
                                   Notes.

                                   The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                   (i) The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange,
                                   Inc. owns all rights relating to the TOPIX Index such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

                                   (ii) The Tokyo Stock Exchange, Inc. shall reserve the right to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX
                                   Index Value or to change the TOPIX Trademarks or cease the use thereof.

                                   (iii) The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX
                                   Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

                                   (iv) The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo
                                   Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

                                   (v) The Notes are in no way sponsored, endorsed or promoted by the Tokyo Stock
                                   Exchange, Inc.

                                   (vi) The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the Notes or an advice on investments to any purchaser of the Notes or to the public.

                                   (vii) The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the Notes, for calculation of the TOPIX Index Value.

                                   (viii) Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc.
                                   shall not be responsible for any damage resulting from the issue and sale of the
                                   Notes.

                                   The "Topix(R)" and "Topix Index(R)" are trademarks of the Tokyo Stock Exchange, Inc.
                                   and have been licensed for use by Morgan Stanley. The Notes have not been passed on by the TSE as to

                                                         PS-34

========================================================================================================================

                                   their legality or suitability. The Notes are not issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE
                                   NOTES.

License Agreement between The
  Bank of New York and Morgan
  Stanley......................... Morgan Stanley has entered into a non-exclusive license agreement with The Bank of
                                   New York providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use The Bank of New York Emerging Markets 50
                                   ADR Index, in connection with certain securities, including the Notes.

                                   The license agreement between The Bank of New York and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                   "BNY", "The Bank of New York Emerging Markets 50 ADR Index", and "The Bank of New
                                   York ADR Index" are service marks of The Bank of New York and have been licensed for use for certain purposes by Morgan Stanley. Morgan Stanley's Notes based on the indexes named above (the "Indexes") are not sponsored, endorsed, sold, recommended or promoted by The Bank of New York or any of its subsidiaries or affiliates, and none of The Bank of New York or any of its subsidiaries or affiliates makes any representation or warranty, express or implied, to the purchasers or owners of the
                                   Notes or any member of the public regarding the advisability of investing in financial products generally or in the Notes particularly, the ability of the ADR
                                   Indexes to track market performance or the suitability or appropriateness of the
                                   Notes for such purchasers, owners or such member of the public. The relationship between The Bank of New York, on one hand, and Morgan Stanley, on the other, is limited to the licensing of certain trademarks and trade names of The Bank of New
                                   York and of The Bank of New York Emerging Markets 50 ADR Index and The Bank of New
                                   York ADR Index, which indexes are determined, composed and calculated by The Bank of
                                   New York without regard to Morgan Stanley or the Notes. Neither The Bank of New York
                                   nor any of its subsidiaries or affiliates has any obligation to take the needs of
                                   Morgan Stanley or the purchasers or owners of the Notes into consideration in determining, composing or calculating the ADR Indexes named above. Neither The Bank of New York nor any of its subsidiaries or affiliates is responsible for, or has participated in, the determination of the timing of, prices at, or quantities of the
                                   Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Neither The Bank of New York nor any of its subsidiaries or affiliates has any obligation or liability in connection with the administration, marketing or trading of the Notes. NEITHER THE BANK OF NEW YORK NOR
                                   ANY OF ITS SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY OR COMPLETENESS OF THE
                                   ADR INDEXES OR ANY DATA INCLUDED THEREIN, AND NEITHER THE BANK OF NEW YORK NOR ANY OF
                                   ITS SUBSIDIARIES

                                                         PS-35

========================================================================================================================

                                   OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS
                                   THEREIN. NEITHER THE BANK OF NEW YORK NOR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES
                                   ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY,
                                   PURCHASERS OR OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
                                   ADR INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER THE BANK OF NEW YORK NOR ANY OF ITS
                                   SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
                                   DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR
                                   USE WITH RESPECT TO THE ADR INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING
                                   ANY OF THE FOREGOING, IN NO EVENT SHALL THE BANK OF NEW YORK OR ANY OF ITS
                                   SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR
                                   CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED
                                   OF THE POSSIBILITY OF SUCH DAMAGES.

ERISA Matters for Pension Plans
  and Insurance Companies......... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan")
                                   should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our subsidiaries and affiliates, including MS & Co.
                                   and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the
                                   "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under
                                   ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions
                                   ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions

                                                         PS-36

========================================================================================================================

                                   resulting from the purchase or holding of the Notes. Those class exemptions are PTCE
                                   96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60
                                   (for certain transactions involving insurance company general accounts), PTCE 91-38
                                   (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14
                                   (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in interest with respect to many Plans, the
                                   Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the
                                   Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with
                                   "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the
                                   Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation.......................... The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their issue

                                                         PS-37

========================================================================================================================

                                   price and (ii) will hold the Notes as capital assets within the meaning of Section
                                   1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                   o   certain financial institutions;

                                   o   tax-exempt organizations;

                                   o   dealers and certain traders in securities or foreign currencies;

                                   o   investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                   o   U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                   o   partnerships;

                                   o   nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                   o   corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                   o   Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                   o   Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States; and

                                   o   Non-U.S. Holders who are individuals having a "tax home" (as defined in Section
                                       911(d)(3) of the Code) in the United States.

                                   If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                   U.S. Holders

                                   This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the
                                   Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                   o   a citizen or resident of the United States;

                                   o   a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

                                   o   an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                                         PS-38

========================================================================================================================

                                   Although the matter is not free from doubt, the federal income tax treatment of the
                                   Notes to a U.S. Holder will depend on whether the "denomination currency" (as defined in the applicable Treasury regulations) of the Notes is the U.S. dollar. We have determined that the denomination currency of the Notes is the U.S. dollar.
                                   Accordingly, the Notes are not subject to the special rules described in the Treasury regulations governing nonfunctional currency contingent payment debt instruments.
                                   Accordingly, although the matter is not free from doubt, the Notes will be treated as
                                   "contingent payment debt instruments" for U.S. federal income tax purposes. U.S.
                                   Holders should refer to the discussions under "United States Federal
                                   Taxation--Notes-- Notes Linked to Commodity Prices, Single Securities, Baskets of
                                   Securities or Indices" and "United States Federal Taxation--Backup Withholding" in
                                   the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                   In summary, U.S. Holders will, regardless of their method of accounting for U.S.
                                   federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the
                                   Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                   The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate non-contingent debt instrument with terms otherwise similar to those of the
                                   Notes or the applicable federal rate, whichever is greater (our "comparable yield")
                                   and is determined at the time of the issuance of the Notes. We have determined that the "comparable yield" is a rate of 4.9379% compounded annually. Based on our determination of the comparable yield, the "projected payment schedule" for a Note
                                   (assuming an issue price of $1,000) consists of a projected amount equal to
                                   $1,099.8240 due at maturity.

                                   The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar period (assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule (as described below):

                                                         PS-39

========================================================================================================================

                                                                         OID        TOTAL OID DEEMED
                                                                      DEEMED TO     TO HAVE ACCRUED
                                                                    ACCRUE DURING    FROM ORIGINAL
                                                                       CALENDAR     ISSUE DATE (PER
                                                                     PERIOD (PER    NOTE) AS OF END
                                           CALENDAR PERIOD              NOTE)      OF CALENDAR PERIOD
                                   ------------------------------- -------------- --------------------
                                   Original Issue Date through
                                      December 31, 2006.........        $46.6357       $46.6357
                                   January 1, 2007 through
                                      December 31, 2007.........        $51.6818       $98.3175
                                   January 1, 2008 through
                                      January 10, 2008..........         $1.5065       $99.8240

                                   The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                   Non-U.S. Holders

                                   This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                   o   a nonresident alien individual;

                                   o   a foreign corporation; or

                                   o   a foreign trust or estate.

                                   Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the
                                   discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                                   o   such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

                                   o   the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                   Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certify on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United

                                                         PS-40

========================================================================================================================

                                   States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                   Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied).

                                   If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                   Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the
                                   Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above.
                                   Compliance with the certification requirements of Sections 871(h) and 881(c) of the
                                   Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a
                                   Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S.
                                   federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-42